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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: August 17, 2003
                       (Date of earliest event reported)

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE                    001-31235                 13-4027646
----------------------------         ------------           -------------------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)           Identification No.)



             110 Wynn Drive
          HUNTSVILLE, ALABAMA                                   35805
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  (256) 895-2000


                                    NO CHANGE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On August 18, 2003, Integrated Defense Technologies, Inc. ("IDT") and DRS Technologies, Inc. ("DRS") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 15, 2003, by and among IDT, DRS and MMC3 Corporation, a wholly-owned subsidiary of DRS ("Merger Sub"). Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into IDT, with IDT to survive the merger (the "Merger"). The consummation of the Merger is contingent upon adoption of the Merger Agreement and approval of the Merger by the IDT stockholders, regulatory approvals and other customary closing conditions set forth in the Merger Agreement. If the merger transaction is completed, each share of IDT common stock will be converted into the right to receive (i) $12.25 in cash without interest and (ii)
0.1875 of a share of DRS common stock. A collar on the merger consideration provides that if DRS's average common stock closing price prior to the closing of the transaction decreases below $28.00 per share, the exchange ratio will increase proportionally, but will not increase above 0.2027 of a share of DRS common stock.

        In connection with the Merger Agreement, certain beneficial owners of IDT common stock have entered into a voting agreement with DRS (the "Voting Agreement"). The Voting Agreement provides that these beneficial owners have, among other matters, (i) granted to DRS an irrevocable proxy to vote their shares of IDT common stock in favor of the Merger and the transactions contemplated by the Merger Agreement and (ii) agreed to refrain from selling or purchasing additional securities of IDT during the term of the Merger Agreement. The Voting Agreement prevents the parties thereto from conducting certain activities, such as soliciting proxies and submitting stockholder proposals with respect to IDT's stock. The Voting Agreement will terminate upon the earliest to occur of the termination of the Voting Agreement by mutual written consent of the parties, the Effective Time (as defined in the Merger Agreement) and the termination of the Merger Agreement in accordance with its terms.

        Also in connection with the execution of the Merger Agreement, certain beneficial owners of IDT common stock have entered into a standstill agreement with DRS (the "Standstill Agreement"). The Standstill Agreement provides that these beneficial owners have agreed to generally refrain from acquiring securities of DRS and conducting certain activities, such as soliciting proxies and submitting stockholder proposals with respect to DRS. The Standstill Agreement will terminate upon the earliest to occur of the termination of the Standstill Agreement by mutual written consent of the parties, the 7th anniversary of the date of the Standstill Agreement and the termination of the Merger Agreement in accordance with its terms.

        The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Standstill Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, the Voting Agreement and the Standstill Agreement, which are filed as Exhibit 2.1, Exhibit
99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

        On August 18, 2003, IDT and DRS issued a joint press release announcing the merger transaction. The joint press release is attached as Exhibit 99.3 hereto and is incorporated herein

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by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits


EXHIBIT
NUMBER     DESCRIPTION
---------  ------------
2.1        Agreement and Plan of Merger, dated as of August 15, 2003, among DRS
           Technologies, Inc., MMC3 Corporation and Integrated Defense
           Technologies, Inc.

99.1 Voting Agreement, entered into as of August 15, 2003, by and among DRS Technologies, Inc., Veritas Capital Management, L.L.C.,
           The Veritas Capital Fund, L.P. and IDT Holding, L.L.C.

99.2 Standstill Agreement, entered into as of August 15, 2003, by and among DRS Technologies, Inc., Veritas Capital Management, L.L.C.,
           The Veritas Capital Fund, L.P., Robert B. McKeon and
           IDT Holding, L.L.C.

99.3       Joint press release of Integrated Defense Technologies, Inc. and
           DRS Technologies, Inc., issued on August 18, 2003




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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2003


                                       INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                       By: /s/ ROBERT B. MCKEON
                                          ------------------------------
                                          Name:  Robert B. McKeon
                                          Title: Chairman